SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 19, 2010
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Notes
This Current Report on Form 8-K filed by Evergreen Solar, Inc. (the “Registrant”) contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Such forward-looking statements include the Registrant’s expectation that it will obtain consent to file the Audited Sovello Financial Statements (as defined below) in a timely manner and remain current with the SEC filing requirements pursuant to Section 13 of the Exchange Act. Forward-looking statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. The Registrant disclaims any obligation to update or revise such statements for any reason.
Item 2.02. Results of Operations and Financial Condition.
On April 19, 2010, the Registrant issued a press release announcing its preliminary financial results for its first quarter ended April 3, 2010. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction.
Item 8.01 Other Events.
Audited Financial Statements of Sovello AG
On March 9, 2010, the Registrant filed with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for the year ended December 31, 2009 (“2009 10-K”), which included separate condensed financial information of Sovello AG (“Sovello”) as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 in accordance with Rule 4-08(g) of Regulation S-X. Pursuant to the requirements of Rule 3-09 of Regulation S-X, prior to June 30, 2010 the Registrant is required to file an amendment to its 2009 10-K to include audited financial statements of Sovello as of and for such periods (the “Audited Sovello Financial Statements”). In addition, the Registrant is precluded from filing a registration statement or a proxy statement until the Audited Sovello Financial Statements are filed.
Sovello’s independent auditors have informed the Registrant that they have substantially completed their audit of Sovello’s financial statements, however, due to the uncertainty relating to the closing of the announced sale of Sovello (based upon the required fulfillment of certain conditions precedent for closing the sale) and Sovello’s ability to continue as a going concern in the absence of such a sale, Sovello’s independent auditors are not expected to issue that opinion until such uncertainties have been sufficiently resolved. Although the Registrant expects to receive the Audited Sovello Financial Statements and related audit opinion and subsequently file an amendment to its 2009 Form 10-K containing such financial statements and opinion prior to June 30, 2010, the Registrant cannot provide any assurance that it will be able to do so prior to such date or at all.
If the Registrant does not receive consent from Sovello’s auditors and is unable to file an amendment to the 2009 10-K to include the Audited Sovello Financial Statements (or otherwise fulfill the filing requirements of Rule 3-09 of Regulation S-X) prior to June 30, 2010, the Registrant will be delinquent in its filing requirements pursuant to Section 13 of the Exchange Act (the “Delinquency”). If a Delinquency occurs, the Registrant will not be eligible to register securities on Form S-3 until it has filed in a timely manner all reports required to be filed with the SEC for a period of at least 12 months.
Pursuant to the terms of indenture governing the Registrant’s 4% Notes due 2013 (the “2013 Notes”), if the Registrant does not cure the Delinquency by as early as February 25, 2011, the holders of the 2013 Notes will have the right to accelerate the principal amount thereof and the related accrued and unpaid interest thereon (an “Acceleration”).
Furthermore, as a result of the Delinquency, the Registrant’s common stock may be delisted from the NASDAQ Global Market. If a delisting occurs and the Registrant is unable to list such shares on another U.S. national securities exchange (a “Delisting”), such event would constitute a “Fundamental Change” under the indenture governing the 2013 Notes. If a Fundamental Change were to occur, the Registrant would be required to make an offer to purchase the 2013 Notes at a price equal to 100% of the aggregate principal amount outstanding plus accrued and unpaid interest, and complete such purchase within 60 days of the date of the Fundamental Change.
The Registrant cannot provide assurance that an Acceleration or a Delisting will not occur under the above mentioned circumstances. The occurrence of either a Delinquency or an Acceleration would have a material adverse effect upon the Registrant’s business, results of operations, financial condition and liquidity, and would substantially adversely impact the trading price of its common stock and other securities, and would require the Registrant to refinance the 2013 Notes which could result in a voluntary or involuntary bankruptcy proceeding if such a refinancing is unsuccessful.
Recent Accounting Guidance on Share Lending Arrangements
In October 2009, the FASB updated the debt topic of the FASB codification that amends the topic to expand accounting and reporting guidance for own-share lending arrangements issued in contemplation of the issuance of convertible debt (“ASU 2009 – 15”). This guidance is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years, retrospectively for arrangements outstanding as of the beginning of those fiscal years. ASU 2009 – 15 requires an entity that enters into an equity-classified share lending agreement, utilizing its own shares, in contemplation of a convertible debt issuance or other financing to initially measure the share lending arrangement at fair value and treat it as a cost of the financing. This issuance cost would be amortized over the term of the underlying financing arrangement as additional interest cost using the effective interest method. The Registrant is still evaluating the potential impact of the new accounting guidance on its consolidated financial statements, however, the Registrant expects that the impact of the adjustment to the issuance cost of financing will not be material to the Registrant’s statement of financial position.
In addition, if it becomes probable that the counterparty to the arrangement will default, ASU 2009 – 15 requires that the issuer recognize an expense for the fair value of the unreturned shares, net of probable recoveries, with a corresponding offset to additional paid-in capital. As a result of the bankruptcy filing of the counterparty to the arrangement entered into in connection with the offering of our 2013 Notes, upon the adoption of ASU 2009 – 15, the Registrant will be required to recognize an expense of approximately $140.7 million for the fair value of the 30,856,538 unreturned loaned shares. The expense resulted in an equivalent increase to accumulated deficit and an offsetting entry to additional paid-in capital, and therefore, no change to total stockholders’ equity, all of which will be reflected in the Registrant’s consolidated financial statements as of and for the fiscal year ended December 31, 2008 and subsequent periods. The Registrant has assumed that none of the shares will be recovered.
Update on contractual customer backlog
As of December 31, 2009 and April 3, 2010, the Registrant had approximately 830 and 530 megawatts, respectively, of backlog remaining under its existing long-term contracts, with deliveries scheduled through 2013. The decrease in backlog was the result of the suspension of the take or pay obligations under the Registrant’s supply agreement with Ralos Vertriebs GmbH (as previously disclosed in the Registrant’s 8-K filing on March 23, 2010), planned modifications to other take or pay agreements and the fulfillment of orders under contract in the first quarter of 2010. Both the Registrant and Ralos Vertriebs GmbH have agreed future sales of products will be determined on a case by case basis rather than in accordance with the original take or pay terms. The Registrant’s sales contracts allow for its customers to request price changes based upon current market conditions, and the Registrant may have to further amend its long-term contracts for volumes or pricing, in order to remain competitive in the marketplace.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     No.     Description
     99.1   Press Release dated April 19, 2010, by Evergreen Solar, Inc., announcing preliminary financial results for first quarter ended April 3, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: April 19, 2010